Exhibit 5




                                                                  April 29, 1997


Western Resources, Inc.
818 Kansas Avenue
Topeka, Kansas 66612

Dear Ladies and Gentlemen:

     As Corporate Secretary and Associate General Counsel of Western Resources, Inc. (the "Company"), and in connection with the proposed issue and sale, from time to time, of $550,000,000 aggregate principal amount of First Mortgage Bonds (hereinafter called "New Bonds"), and Debt Securities (the "Debt Securities") with respect to each of which the Company is filing a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, to which Registration Statement this opinion shall be filed as an exhibit (capitalized terms used herein without definition have the meanings given such terms in the Registration Statement), I advise you that, in my opinion:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Kansas.

     2. The New Bonds are to be issued under the Mortgage and Deed of Trust of the Company dated July 1, 1939, as heretofore supplemented (hereinafter called the "Mortgage") and as to be further supplemented by one or more supplemental indentures (hereinafter called the "Supplemental Indenture," a form of which is filed as an exhibit to the Registration Statement), creating the New Bonds. The Mortgage has been duly authorized, executed and delivered and is a valid instrument legally binding upon the Company.

     3. The Debt Securities are to be issued under an Indenture (hereinafter called the "Indenture") which may hereafter be supplemented by one or more supplemental indentures or Securities Resolutions (as defined in the Indenture) creating the Debt Securities (forms of which are filed as exhibits to the Registration Statement).

     4. Upon (a) authorization of the issue and sale of the New Bonds by state regulatory commissions having jurisdiction, (b) the Registration Statement becoming effective under the Securities Act of 1933, (c) the authorization of the Supplemental Indenture and the issuance, sale and delivery of the New Bonds by the Board of Directors of the Company and the execution of the Supplemental Indenture by the Company and the Trustee thereunder, acting by their proper officers, respectively, the delivery thereof and the filing for record of the Supplemental Indenture, and (d) the execution of the New Bonds by the proper officers of the Company and the authentication thereof by the Trustee in accordance with the provision of the Mortgage and full payment therefor, the Supplemental Indenture will be a valid instrument legally binding upon the Company and the New Bonds will be duly authorized and issued, will constitute the legal, valid and binding obligations of the Company and will be entitled to the lien of and the benefits provided by the Mortgage and the Indentures supplemental thereto, including the Supplemental Indenture.

     5. Upon (a) authorization of the issue and sale of the Debt Securities by state regulatory commissions having jurisdiction, (b) the Registration Statement becoming effective under the Securities Act of 1933, (c) the authorization by the Company of a supplement to the Indenture and/or the issuance, sale and delivery of the Debt

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Securities pursuant to a Securities Resolution (as defined in the Indenture),
(d) authorization by resolutions of the Board of Directors of the Company, or the proper officers of the Company duly authorized, and receipt by the Company of sufficient consideration for the issuance, sale and delivery of such Debt Securities, and (e) the execution of the Debt Securities by the proper officers of the Company and the authentication thereof by the Trustee, the Debt Securities will be duly authorized and issued and will constitute the legal, valid and binding obligations of the Company entitled to the lien of and the benefits provided by the Indenture and any supplements thereto.

     I hereby consent to the filing of a copy of this opinion as an exhibit to said Registration Statement. I also consent to the use of my name and the making of the statements with respect to myself in the Registration Statement and the Prospectus constituting a part thereof.

                                Very truly yours,


                             /s/ Richard D. Terrill
                             -----------------------
                                 Richard D. Terrill